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                                                                   EXHIBIT 8.2

                      [DEWEY BALLANTINE LLP LETTERHEAD]


                                                  October 14, 1998


Starwave Corporation
13810 S.E. Eastgate Way
Suite 400
Bellevue, Washington 98005

        Re: Registration Statement on Form S-4 of Infoseek Corporation, including a Joint Proxy Statement/Prospectus of Infoseek Corporation and Starwave Corporation to be filed October 14, 1998


Ladies and Gentlemen:

        You have requested our opinion as to the material United States federal income tax consequences applicable to the holders of common stock of Starwave Corporation, a Washington corporation ("Starwave"), with respect to the exchange of stock in the merger involving Starwave and Infoseek Corporation, a Delaware corporation, (the "Starwave Merger") that is more fully described in the above-referenced Registration Statement and the exhibits thereto filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

        The facts, as we understand them are set forth in the Registration Statement. Based on such facts and on representations expected to be formalized in connection with our closing opinion described in the Registration Statement, it is our opinion that the material United States federal income tax consequences to the shareholders of Starwave expected to result from the receipt of Infoseek Delaware common stock in exchange for Starwave common stock pursuant to the Starwave Merger, under currently applicable law, are set forth under the caption "THE MERGERS AND RELATED TRANSACTIONS -- Certain Federal Income Tax Consequences" in the Registration Statement.

        This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings, all of which are subject to change either prospectively or retroactively. Also, any variation or difference from the facts as set forth in the Registration Statement and incorporated herein might affect the conclusion stated herein.
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Starwave Corporation
October 14, 1998
Page 2





             We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "THE MERGERS AND RELATED TRANSACTIONS -- Certain Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended (the "Act") or the rules and regulations thereunder, or that this consent is required by Section 7 of the Act.


                                    Very truly yours,



                                    /s/ DEWEY BALLANTINE LLP